UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  Confidential, for Use of the
                                                Commission Only (as permitted
/X/  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             INNODATA  CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              INNODATA CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                    INNODATA

                             THREE UNIVERSITY PLAZA
                              HACKENSACK, NJ  07601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 31, 2001

TO THE STOCKHOLDERS OF INNODATA CORPORATION:

     The Annual Meeting of Stockholders of Innodata Corporation (the "Company") will be held at Innodata Corporation, Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on Tuesday, July 31, 2001, for the following purposes:

(1) To elect six Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2) To approve the 2001 Stock Option Plan authorizing the Company to issue options to acquire up to 900,000 shares of Common Stock to officers, directors, employees and others who render services to the Company;

(3) To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ending December 31, 2001; and

(4) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Annual Report to Stockholders of the Company for the year ended December 31, 2000 and the Financial Report for the three months ended March 31, 2001 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on June 15, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 3 University Plaza, Hackensack, New Jersey 07601.


                              By Order of the Board of Directors,



                              Amy R. Agress
                              Secretary

Hackensack, New Jersey
June 29, 2001

     All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person. Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

                              INNODATA CORPORATION
                             THREE UNIVERSITY PLAZA
                              HACKENSACK, NJ  07601

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at Innodata Corporation, Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on Tuesday, July 31, 2001 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about June 29, 2001 to all stockholders of record on June 15, 2001 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, persons named in the proxy intend to vote the shares represented by such Proxies FOR the election of the 6 nominees for director named herein, FOR approval of the 2001 Stock Option Plan and FOR the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 2,219,960 votes, or approximately 10% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                                VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 21,330,804 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 31, 2001, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Executive Officers whose total annual salary and bonus compensation exceeded $100,000 in 2000 and (iv) all Executive Officers and Directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o Company, Three University Plaza, Hackensack, New Jersey 07601.




                                       SHARES OWNED BENEFICIALLY (1)

                                    AMOUNT AND NATURE
     NAME AND ADDRESS OF              OF BENEFICIAL
       BENEFICIAL OWNER                  OWNERSHIP       PERCENT OF CLASS

Track Data Corporation (2)             2,056,972              9.7%

DIRECTORS:

Todd Solomon (3)                       3,090,489             13.9%

Jack Abuhoff (4)                       1,845,978              8.0%

Charles Goldfarb                             800               *

Abraham Biderman                            -                  *

John R. Marozsan                            -                  *

Haig S. Bagerdjian                          -                  *

NAMED EXECUTIVE OFFICERS:

Stephen Agress (5)                        473,157             2.2%

Jurgen Tanpho (6)                         256,509             1.2%

Klaas Brouwer (7)                         134,167              *

Jan Palmen (8)                            109,000              *

All Executive Officers and Directors
as a Group (11 persons) (9)             5,911,400            23.9%

________________________

* Less than 1%.
1. Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentages are calculated based on 21,310,806 shares outstanding.

2. The address of Track Data Corporation ("TDC") is 95 Rockwell Place, Brooklyn, New York 11217. TDC is controlled by Barry Hertz, its Chairman and principal shareholder. The information above does not include 33,600 shares held in a pension plan for the benefit of Mr. Hertz and exercisable options held by Mr. Hertz to purchase 314,915 shares of Common Stock. Including such stock options and shares, Mr. Hertz and TDC combined are beneficial owners of 2,405,487 shares of common stock, representing 11.1% of the total shares outstanding.

3. Includes currently exercisable options to purchase 986,325 shares of Common Stock.

4. Includes currently exercisable options to purchase 1,730,982 shares of Common Stock.

5. Includes (i) currently exercisable options held by Mr. Agress to purchase 197,167 shares of Common Stock and (ii) currently exercisable options held by his wife to purchase 33,950 shares of Common Stock. Mr. Agress disclaims beneficial ownership in the shares attributable to his wife.

6. Includes currently exercisable options to purchase 208,843 shares of Common Stock.

7. Includes currently exercisable options to purchase 113,167 shares of Common Stock.

8. Consists of currently exercisable options to purchase 109,000 shares of Common Stock.

9. Includes currently exercisable options to purchase 3,379,434 shares of Common Stock.



                          ITEM I. ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy FOR the election as Directors of Jack Abuhoff, Todd Solomon, Abraham Biderman, Dr. Charles F. Goldfarb, Haig S. Bagerdjian and John R. Marozsan, to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as Director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, each of the persons designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.



-----------------------

NAME                     AGE  POSITION
----                     ---  --------

Jack Abuhoff              40  Chairman of the Board of Directors, Chief
                              Executive Officer and President

Todd Solomon              39  Vice Chairman of the Board of Directors and
                              Consultant

Dr. Charles F. Goldfarb   61  Director

Abraham Biderman          52  Director

John R. Marozsan          60  Director

Haig S. Bagerdjian        45  Director




     JACK ABUHOFF has served as President and CEO since September 1997, and as Chairman of the Board of Directors since May 2001. He has been a Director of the Company since its founding. From 1995 to 1997 he was Chief Operating Officer of Charles River Corporation, an international systems integration and outsourcing firm. From 1992 to 1994, he was employed by Chadbourne & Parke, and engaged in Sino-American technology joint ventures with Goldman Sachs. He practiced international corporate law with White & Case from 1986 to 1992. He holds an A.B. degree from Columbia College (1983) and a J.D. degree from Harvard Law School (1986).

     TODD SOLOMON has been Vice Chairman and consultant to the Company since his resignation as President and CEO in September 1997. He served as President and a Director of the Company since its founding by him in 1988, and served as Chief Executive Officer from August 1995 to September 1997. Mr. Solomon holds an A.B. in history and physics from Columbia University (1986).

     DR. CHARLES F. GOLDFARB has been a Director of the Company since October 2000. Dr. Goldfarb invented SGML (Standard Generalized Markup Language) in 1974 and later led the team that developed it into the International Standard (ISO
8879) on which the World Wide Web's HTML (HyperText Markup Language) and XML (Extensible Markup Language) are based. HTML is an SGML application, while XML is a Web-optimized subset of SGML. Dr. Goldfarb has served as Editor of the SGML International Standard for 20 years, and is a consultant to developers of SGML and XML applications and products. He is co-author of "The XML Handbook Third Edition" (Prentice-Hall, 2001), the first edition of which was rated the top XML book of 1998 by Amazon.com. He also authored "The SGML Handbook" (Oxford University Press, 1990), cited by "Seybold Report" as the definitive reference on SGML, and "The SGML Buyer's Guide: A Unique Guide to Determining Your Requirements and Choosing the Right SGML" and "XML Products and Services" (Prentice-Hall, 1998). He is Series Editor of Prentice-Hall's "Charles F. Goldfarb Series on Open Information Management" and "The Definitive XML Series from Charles F. Goldfarb." He has been profiled in "Forbes," "Web Techniques," "Red Herring," and other publications. He holds the Graphic Communications Association's first International SGML Award and the Printing Industries of America's Gutenberg Award, and is an Honorary Fellow of the Society for Technical Communication. Dr. Goldfarb earned an A.B. degree from Columbia College (1960) and a J.D. at Harvard Law School (1964).

     ABRAHAM BIDERMAN has been a Director of the Company since October 2000. He is Executive Vice President of Lipper & Company, Inc., a diversified financial services and money management firm, which he joined in 1990. He is also Managing Director of the Lipper Funds, Inc., a mutual fund family comprised of three publicly traded mutual funds, and of the Lipper Prime Asset Management/Lipper Leumi Asset Management, a provider of asset management services to foreign investors. Prior thereto, he served as special advisor to the Deputy Mayor and then the Mayor during New York City's Koch Administration. From January 1988 through December 1989, Mr. Biderman was Commissioner of New York City's Department of Housing, Preservation and Development. Prior thereto, he served as Commissioner of New York City's Department of Finance and as Chairman of New York City's Employee Retirement System. Mr. Biderman is a Director of the Municipal Assistance Corporation of the City of New York, a member of the Housing Committee of the Real Estate Board of New York, a Director of the New York City Public/Private Initiatives, Inc., a Director of M-Phase Technologies, Inc., a company that manufactures and markets high-bandwidth telecommunications products incorporating DSL technology, and is also on the boards of numerous not-for-profit and philanthropic organizations. Mr. Biderman is a certified public accountant and graduated with a B.A. in Investment Banking from Brooklyn College (1970).

     JOHN R. MAROZSAN has been a Director of the Company since June 2001. Mr. Marozsan retired in 1999 as President, Chief Executive Officer and as a member of the Executive Committee of CCH Incorporated, a leading provider of tax and business law information. In addition, he was a member of the Board of Directors of Wolters Kluwer U.S., of which CCH is a wholly owned subsidiary. Prior to joining CCH in 1996, Mr. Marozsan was President and CEO of Aspen Publishers, Inc., also a Wolters Kluwer U.S. company. Aspen Publishers, Gaithersburg, MD, develops and markets print and electronic books, loose-leaf reporting services, journals and newsletters for business professionals. Before becoming President and CEO in 1986, he spent 10 years in a number of management positions at Aspen, including Editor-in-Chief and Publisher.

     HAIG S. BAGERDJIAN has been a Director of the Company since June 2001. He is the Executive Vice President for Syncor International Corporation (Nasdaq:
SCOR), and the President and Chief Executive Officer for Syncor Overseas Ltd., its international division. Mr. Bagerdjian joined Syncor in 1991 as an Associate General Counsel and Assistant Secretary, became Vice President, Secretary and General Counsel in January 1995, and was appointed Senior Vice President, Business Development, in October 1996. He also served as Chief Legal Officer from June 1998 until June 1999, Chairman and CEO of Syncor Pharmaceuticals, Inc. from January 1999 until February 2001 and Secretary from January 1995 until January 2001. Mr. Bagerdjian received a B.A. in International Relations and Slavic Languages and Literature, and Certificates in Russian Studies, Strategic Defense and National Security, from the University of Southern California in 1983, and a J.D. from Harvard Law School in 1986. He is admitted to the State Bar of California. Mr. Bagerdjian has also served as a director of Advanced Machine Vision Corporation (Nasdaq: AMVC) and currently serves on the Board of Point.360 (Nasdaq: PTSX).

     There are no family relationships between or among any directors of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held three meetings during the year ended December 31, 2000. Each director attended at least 75% of all of the meetings of the Board of Directors held during the period.

     In 2000, the Audit Committee comprised of Dr. Fredrikson, who resigned as a Director of the Company in May 2001, and Mr. Biderman; currently the Audit Committee is comprised of Messrs. Biderman, Bagerdjian and Marozsan. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant's provision of non-audit services is compatible with maintaining the principal accountant's independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met one time separately during 2000. The Board of Directors had determined that the members of the Audit Committee are "independent" within the meaning of the rules adopted by the National Association of Securities Dealers ("NASD"). The Board of Directors does not have a Compensation or Nominating Committee.

                          REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the committee, which was approved by the full Board of Directors on April 3, 2000. The complete text of the new charter, which reflects standards set forth in the regulations of the Securities and Exchange Commission ("SEC") and Nasdaq Stock Exchange rules, is reproduced in Appendix B to this proxy statement.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met once during fiscal 2000.

     In overseeing the preparation of the Company's audited financial statements, the Committee met with both management who has the primary responsibility for the audited financial statements, the reporting process and the system of internal control, and the Company's outside auditors who are responsible for expressing an opinion on the conformity of the Company's audited financial statements under generally accepted auditing standards, to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussions with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards ("SAS") No. 61, "Communication With Audit Committees" and SAS No. 90, "Audit Committee Communications."

     With respect to the Company's outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including the disclosures made to the Committee and received written disclosure and the letter from the independent auditors as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

     On the basis of their review and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                 Audit Committee

                             Dr. E. Bruce Fredrikson
                                Abraham Biderman

FISCAL 2000 ACCOUNTING FIRM FEE SUMMARY

     Audit Fees. Grant Thornton LLP billed the Company aggregate fees of approximately $72,000 for (1) professional services rendered for the audit of the annual financial statements for 2000 and (2) the reviews of the financial statements included in reports on Form 10-Q for periods within 2000.

     Financial Information Systems, Design and Implementation Fees. Grant Thornton LLP did not provide any services to the Company in 2000 relating to the design and implementation of financial information systems.

     Other Fees. Grant Thornton LLP billed the Company aggregate fees of approximately $23,000 for other services rendered in 2000, principally for tax return preparation services.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Company believes that during the period from January 1, 2000 through December 31, 2000 all officers, directors and greater than ten-percent beneficial owners complied with Section 16(a) filing requirements.


                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is a summary of the Executive Officers who are not Directors.






NAME                AGE  POSITION
----                ---  --------

Stephen Agress       39  Vice President - Finance

Jurgen Tanpho        36  Vice President - Operations

Jan Palmen           46  Vice President - Sales

Klaas Brouwer        34  Vice President - Technology

J. Sperling Martin   59  Vice President - Consulting Services and Chief
                         Information Architect




     STEPHEN AGRESS was appointed Vice President - Finance in March 1998. Prior to such date, he served as Corporate Controller since joining the Company in August 1995. Mr. Agress is a certified public accountant and had been a senior audit manager with Deloitte & Touche for more than five years prior to his resignation in 1995. Mr. Agress holds a B.S. in accounting from Yeshiva University (1982).

     JURGEN TANPHO was appointed Vice President - Operations in March 1998. Prior to such date, he served in the position of Assistant to the President of Manila Operations, as well as in various other management capacities since joining the Company in 1991. He holds a B.S. degree in industrial engineering from the University of the Philippines (1986).

     JAN PALMEN was appointed Vice President - Sales in February 1999. Mr. Palmen was Chief Operating Officer at SPI Technologies, Inc., a leading competitor of the Company, from 1995 through 1998. Prior to SPI, he was general manager, production for Reed/Elsevier from 1991 through 1995. He was also a member of the steering committee for global SGML implementation. Before that, he spent three years with United Dutch Publishers as head of sales and production and two years with a global management consultancy company as a strategic consultant. He holds a M.B.A. degree (1979) in marketing, economics and logistics management and a B.B.A. degree (1976) in economics and marketing, both from Erasmus University in Amsterdam.

     KLAAS BROUWER was appointed Vice President - Technology in July 2000. He was Assistant Vice President for Technology from September 1998 until June 2000. Mr. Brouwer was Chief Technical Officer and Special Projects Division Manager at SPI Technologies, Inc., a leading competitor of the Company, from 1996 through 1998. From 1993 up to 1996, he served as IT Manager and member of the Management Team of Elsevier Science, responsible for the implementation of Software Development, LAN, WAN and Data Centers. Mr. Brouwer holds a Bachelors degree in Information Technology from the Noordelijke Hogeschool Leeuwarden, a leading university in the Netherlands (1993).

     J. SPERLING MARTIN was appointed Vice President - Consulting Services and Chief Information Architect in April 2001. He served as a consultant for the Company in 2000. From August 1997 to May 2000, he served as Vice President, Technology Planning at the Thomson Corporation in their Office of the Chief Technology Officer. In that capacity, Mr. Martin worked with various Thomson business units on major corporate technology initiatives, many of which incorporated XML content repositories. Prior to Thomson Corporation, he operated his own consultancy which included many consulting engagements for clients that involved SGML-based content management and media-neutral database publishing initiatives. Prior thereto, he was President of a consulting firm and spent the first part of his career at Aspen Systems Corporation. He is a widely published author on digital content management and co-authored the chapter highlighting the Innodata XML Content Factory (TM) in the recently published third edition of the XML Handbook, co-authored by Innodata Director and SGML inventor Dr. Charles F. Goldfarb. He holds an M.S. degree in Computer Science from the University of Pittsburgh (1971).

     There are no family relationships between or among any Executive Officers of the Company. Executive Officers serve at the discretion of the Board.

                       EXECUTIVE AND DIRECTOR COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company for services to the Company during the three fiscal years ended December 31, 2000 to the Chief Executive Officer and to all other Executive Officers whose total annual salary and bonuses exceeded $100,000 in 2000.

                               SUMMARY COMPENSATION TABLE




                                                                  LONG-TERM
                                         ANNUAL COMPENSATION     COMPENSATION

       NAME AND PRINCIPAL      CALENDAR                       AWARDS/SECURITIES
            POSITION             YEAR     SALARY     BONUS   UNDERLYING OPTIONS

Jack Abuhoff                     2000    $297,892   $75,000         1,020,000
Chairman (since May 2001)        1999     250,000    50,000           180,000
President and CEO                1998     200,000    20,000           249,996
                                                                (A) 1,134,168

Stephen Agress                   2000    $164,800   $24,720           100,000
Vice President - Finance         1999     160,000        -             72,000

Jan Palmen                       2000    $138,000  $115,719           140,000
Vice President - Sales           1999     110,000    38,000            72,000

Jurgen Tanpho                    2000    $102,724   $15,409           100,000
  Vice President - Operations

Klaas Brouwer                    2000     $92,950   $25,097           100,000
  Vice President - Technology

(A) Options granted in prior years and repriced in 1998


     The above compensation does not include certain insurance and other personal benefits, the total value of which does not exceed as to any named officer, the lesser of $50,000 or 10% of such person's cash compensation.





                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS






                                                                 POTENTIAL
                                                                  REALIZED
                            PERCENT OF                            VALUE AT
                          TOTAL OPTIONS                        ASSUMED ANNUAL
                           GRANTED TO                          RATES OF STOCK
               NUMBER OF   EMPLOYEES    EXERCISE              APPRECIATION FOR
                OPTIONS    IN FISCAL     PRICE   EXPIRATION     OPTION TERM
    NAME        GRANTED      YEAR      PER SHARE    DATE         5%       10%

Jack Abuhoff    250,000        9%        $1.57      6/05  $  500,941 $  632,125
                770,000       28%         2.25     10/05   2,211,157  2,790,209
Stephen Agress  100,000        4%         1.57      6/05     200,376    252,850
Jan Palmen      100,000        4%         1.57      6/05     200,376    252,850
                 40,000        1%         2.25     10/05     114,866    144,946
Jurgen Tanpho   100,000        4%         1.57      6/05     200,376    252,850
Klaas Brouwer   100,000        4%         1.57      6/05     200,376    252,850



The options become exercisable on a linear basis over 48 months.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
                          FISCAL YEAR END OPTION VALUES




                                           NUMBER OF       VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                   SHARES             AT FISCAL YEAR END    AT FISCAL YEAR END
                  ACQUIRED   VALUE       EXERCISABLE/          EXERCISABLE/
NAME            ON EXERCISE REALIZED    UNEXERCISABLE         UNEXERCISABLE

Jack Abuhoff      126,996   $470,560 1,444,106/1,073,542 $6,855,307/$3,778,472

Todd Solomon      123,996   $242,930     897,658/213,334   $4,528,466/$896,545

Stephen Agress     39,996    $58,944     206,584/121,416   $1,011,485/$510,386

Jan Palmen         36,000   $172,620      50,584/161,416     $231,485/$640,386

Jurgen Tanpho      15,998    $61,952     225,928/121,416   $1,108,198/$510,386

Klaas Brouwer         -          -        62,584/121,416     $291,110/$510,386




DIRECTORS COMPENSATION

     Mr. Barry Hertz was paid at a rate of $75,000 per annum for services performed as Chairman of the Board of Directors until his resignation on May 7, 2001. In addition, Mr. Hertz received options to purchase 250,000 shares at an exercise price of $1.57 per share in 2000 and 250,000 shares at an exercise price of $5.44 per share in 2001.

     Dr. E. Bruce Fredrikson was compensated at the rate of $1,250 per month, plus out-of-pocket expenses for each meeting attended, until his resignation in May 2001. Commencing November 2000, Dr. Charles F. Goldfarb was compensated at a rate of $2,000 per month, plus out-of-pocket expenses for each meeting attended. In addition, Mr. Goldfarb received approximately $15,000 for certain special assignments and was granted options to purchase 40,000 shares at an exercise price of $5.44 per share and 60,000 shares at an exercise price of $2.25 in 2001 and 2000, respectively. In 2000, no other Director was compensated for his services as Director.

     Commencing July 2001, Messrs. Biderman, Bagerdjian and Marozsan will be compensated at the rate of $1,250 per month, plus out-of-pocket expenses for each meeting attended. In addition, Mr. Biderman was granted options to purchase 40,000 shares each in 2001 and 2000 at an exercise price of $5.44 per share in 2001 and $2.25 per share in 2000. Furthermore, on June 11, 2001, Messrs. Bagerdjian and Marozsan were each granted options to purchase 40,000 shares at an exercise price of $5.59 per share.

     The Company has an arrangement with Todd Solomon, its former President and CEO, that provides for a salary of $75,000 per annum. In addition, Mr. Solomon was granted options to purchase 176,000 shares each in 2001 and 2000 at an exercise price of $5.44 per share in 2001 and $1.57 per share in 2000. Mr. Solomon serves as Vice Chairman of the Board and in certain capacities as designated by the CEO or the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Company's fiscal year ended December 31, 2000, Messrs. Hertz, Abuhoff and Kaye were officers of the Company and were members of the Board of Directors (there is no compensation committee). Mr. Hertz is Chairman and CEO of Track Data and Mr. Kaye is chief financial officer and a director of Track Data. Dr. Fredrikson is also a director of Track Data.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The following report is made by the members of the Board of Directors, excluding individuals who joined the Board in November 2000 and June 2001 and, as such, did not participate in determining the compensation policy and levels in 2000.

     The Board of Directors (the "Board") is responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the Executive Officers, including its CEO. In its deliberations regarding compensation of Executive Officers for 2000 and thereafter, the Board considered the following factors: (a) Company performance, both separately and in relation to similar companies, (b) the individual performance of each Executive Officer, (c) compensation and stock award information disclosed in the proxy statements of other companies, (d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of management. After reviewing the foregoing factors, the Board determined to make a small upward adjustment to the compensation levels of the prior year.

                          STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return (assuming reinvestment of dividends) of an investment of $100 in Innodata Corporation on January 1, 1995 through its fiscal year ended December 31, 2000, to the Nasdaq Market Index and the Industry Index for SIC Code 7374, Information Retrieval Services.




                               [GRAPHIC OMITED]



            INFORMATION PROVIDED BY MEDIA GENERAL FINANCIAL SERVICES.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 7, 2001, several changes were made to the Company's Board of
Directors and management as set forth below.     Jack Abuhoff, President and
Chief Executive Officer and a member of the Board of Directors, was appointed to the additional post of Chairman of the Board; Barry Hertz resigned as a Director and Chairman of the Board; Martin Kaye resigned as a Director and also resigned his positions as Executive Vice President, Chief Financial Officer and Secretary of the Company; and Dr. E. Bruce Fredrikson resigned as a Director.

     Mr. Hertz entered into an agreement to continue to serve as a part-time employee of the Company, pursuant to which he will act as a senior adviser for software development activities at the Company's XML Software Factory for a period of five years and, in that capacity, provide services on an as-needed basis. He also agreed to a six year non-compete agreement. As compensation for his agreements, the Company paid Mr. Hertz $400,000 upon his signing the agreement and, in addition, will pay him $2,000 per month during the employment term.

     In addition, the Company entered into a five year employment agreement with Mr. Kaye pursuant to which he will continue to perform certain of the duties that he had heretofore performed, and such other duties as required, at a rate of $1,500 per month during the employment term.


            ITEM II. APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN

     The Board of Directors has determined that the Company should adopt a new Stock Option Plan in order to make options available to officers, directors, employees, and others who render services to the Company. Accordingly, the Board has adopted the 2001 Stock Option Plan (the "2001 Plan"). The Board recommends to the shareholders that the 2001 Plan be approved.

SUMMARY OF THE 2001 STOCK OPTION PLAN

     The purpose of the Plan is to provide additional incentive to the officers, directors, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company.

     The Company may grant to its officers, directors, employees, and others who render services to the Company, options ("Options") to purchase up to 900,000 shares of the Company's Common Stock, subject to adjustment under certain circumstances, at a price which may not be less than the fair market value per share on the date of the granting of the Option. The closing price of the Common Stock on May 31, 2001 was $5.99.

     Payment of the exercise price shall be made in cash, or, with the consent of the Board of Directors, in whole or in part, in shares of Common Stock or with a full recourse interest bearing promissory note of the Optionee secured by a pledge of the shares received upon exercise of such Option. If an Option granted under the 2001 Plan shall expire, terminate or be cancelled for any reason without being exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the 2001 Plan. Options may be granted in the form of incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, or options which do not qualify for treatment as incentive stock options.

     The 2001 Plan will be administered by the Board of Directors or a committee (the "Committee") appointed by the Board of Directors. The Board of Directors determine the persons who are to be granted Options and the number and terms of such Options based upon the contribution of such persons to the management and growth of the Company. The 2001 Plan contains no preset criteria determining the identity or amount of Options to be granted to any person or group of persons. Therefore, no determinations can be made at the present time as to the benefits or amounts that will be or would have been issued to any specific person or groups of persons under the 2001 Plan. No Option may be exercised after the expiration of 10 years from the date of the grant. No Option may be granted under the 2001 Plan after May 31, 2011.

     Incentive stock options are subject to the following limitations: (i) The aggregate fair market value (determined at the time an option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and (ii) if the individual to whom the incentive stock options were granted is considered as owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then (A) the option price at the time of grant may not be less than 110% of the fair market value per share for such Common Stock and (B) the option period must be no more than five years from the date of grant.

     The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of an Optionee's employment with or rendering of services to the Company. However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee within a sixty-day (60) period, or if termination is by reason of death, within the twelve month period after such termination, and then only if and to the extent that such Option was exercisable at the date of termination of employment.

     The Board of Directors may, at any time, alter, suspend or terminate the 2001 Plan, except that the Board of Directors may not, without further approval of the stockholders, (1) increase the maximum number of shares for which Options may be granted under the 2001 Plan, (2) decrease the minimum purchase price for shares of Common Stock to be issued upon exercise of Options or (3) change the class of persons eligible to receive Options. Except in limited circumstances, the Board of Directors may not make any change which would have a material adverse affect upon any Option previously granted unless the consent of the Optionee is obtained. No person may be divested of ownership of shares already issued under the 2001 Plan.

     The foregoing summary of the 2001 Plan is qualified in its entirety by, and reference is hereby made to, the 2001 Plan, a copy of which is attached hereto as Exhibit A.

     The grant or exercise of an incentive stock option will not generally cause recognition of income by the Optionee; however, the amount by which the fair market value of a share of Common Stock at the time of exercise of an incentive stock option exceeds the option price, is a "tax preference item" for purposes of the alternative minimum tax. In the event of a sale of the shares received upon exercise of an incentive stock option more than two years from the date of grant and more than one year from the date of exercise, any appreciation of the shares received above the exercise price should qualify as long-term capital gain. However, if shares of Common Stock acquired pursuant to the exercise of an incentive stock option are sold by the Optionee before the completion of such holding periods so much of the gain as does not exceed the difference between the option price and the lesser of the fair market value of the shares at the date of exercise or the fair market value at the date of disposition will be taxable as ordinary income for the taxable year in which the sale occurs. Any additional gain realized on the sale should qualify as a capital gain.

     The grant of an Option that is not an incentive stock option (a "non-qualified option") should not result in recognition of income by the Optionee. Upon exercise of a non-qualified option, the excess of the fair market value of the shares at the exercise date over the option price should be considered compensation taxable as ordinary income. In the event of a sale of the shares, any appreciation after the date of the exercise should qualify as capital gain.

     In connection with incentive stock options and non-qualified options, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the employee provided any Federal income tax withholding requirements are satisfied.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE
                             2001 STOCK OPTION PLAN

         ITEM III.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Grant Thornton LLP also served as the Company's auditors for each of the fiscal years ended since December 31, 1997. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from stockholders.

     In the event that the stockholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF
          THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS

                                  VOTE REQUIRED

     Election of Directors. Directors will be elected at the meeting by a plurality of the votes cast (i.e., the six nominees receiving the greatest number of votes will be elected as Directors).

     Approval of 2001 Stock Option Plan. The approval of the 2001 Stock Option Plan requires the affirmative vote of a majority of the total votes cast on the proposal. Abstentions will have the same effect as a vote against such proposal, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such proposals has been approved.

     Ratification of the Appointment of Independent Auditors. The appointment of Grant Thornton LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.


                             EXPENSE OF SOLICITATION


     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.


                            PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before March 1, 2002 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.

                                  OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.


     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Hackensack, New Jersey     By Order of the Board of Directors
June 29, 2001


                           Amy R. Agress, Secretary


                                    EXHIBIT A

                              INNODATA CORPORATION
                             2001 STOCK OPTION PLAN

     There is hereby established a 2001 Stock Option Plan (the "Plan"). The Plan provides for the grant to certain employees and others who render services to Innodata Corporation or its subsidiaries (the "Company") of options ("Options") to purchase shares of common stock of the Company ("Common Stock").

1. Purpose: The purpose of the Plan is to provide additional incentive to the officers, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company.

2. The Stock: The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 900,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

3.   Types of Options: Options granted under the Plan shall be in the form of
     (i) incentive stock options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-statutory options which do not qualify under such Section ("NSO's"), or both, in the discretion of the Board of Directors or any committee appointed by the Board (each, the "Committee"). The status of each Option shall be identified in the Option Agreement.

4.   Eligibility

     (a) ISO's may be granted to such employees (including officers and directors who are employees) of the Company as the Committee shall select from time to time.

     (b) NSO's may be granted to such employees (including officers and directors) of the Company, and to other persons who render services to the Company, as the Committee shall select from time to time.

5.   General Terms of Options

     (a) Option Price. The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be fixed by the Committee but shall in any case not be less than

          (i) the fair market value per share for such Common Stock on the date of grant in the case of ISOs other than to a 10% Stockholder,

          (ii) 110% of the fair market value per share for such Common Stock on the date of grant in the case of ISOs to a 10% Stockholder, and

          (iii) the fair market value on the date of grant in the case of NSO's A "10% Stockholder" means an individual who within the meaning of
               Section 422(b)(6) of the Code owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

     (b) Period of Option Vesting. The Committee shall determine for each Option the period during which such Option shall be exercisable in whole or in part, provided that no ISO to a 10% Stockholder shall be exercisable more than five years after the date of grant

     (c) Special Rule for ISO's. The aggregate fair market value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and any excess shall be considered an NSO.

     (d)  Effect of Termination of Employment

          (i) The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the Optionee's employment with or rendering of other services to the Company.

          (ii) However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee:

               (A) prior to the 60th day after the date on which employment terminated, if termination was other than by reason of death; and

               (B) within the twelve-month period next succeeding the death of the Optionee, if termination is by reason of death.

          (iii) The Committee shall have the right, at any time, and from time to time, with the consent of the Optionee, to modify the lapse date of an Option and to convert an ISO into an NSO to the extent that such modification in lapse date increases the life of the ISO beyond the dates set forth above or beyond dates otherwise permissible for an ISO.

     (e) Payment for Shares of Common Stock. Upon exercise of an Option, the Optionee shall make full payment of the Option Price:

          (i)  in cash, or,

          (ii) with the consent of the Committee and to the extent permitted by it:

               (A) with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings,

               (B) with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Committee,

               (C) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price, or

               (D)  any combination of any of the foregoing.

     (f) Option Exercises. Options shall be exercised by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms of Section 5(e) above.

     (g) Non-Transferability of Option. No Option shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime, such Option shall be exercisable only by such Optionee. If an Optionee should die while in the employ of the Company, the Option theretofore granted to the Optionee, to the extent then otherwise exercisable, shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee. Notwithstanding the foregoing, if so provided in an agreement between the Company and the Optionee, an Optionee may transfer his or her Options to immediate family members or trusts for their benefit or partnerships in which immediate family members are the only partners, without consideration, and subject to the same terms and conditions as were applicable to the Options immediately prior to their transfer.

6.   Other Plan Terms:

     (a) Number of Options which may be Granted to, and Number of Shares of Common Stock which may be Acquired by Employees.

          (i) The Committee may grant more than one Option to an individual, and, subject to the requirements of Section 422 of the Code, with respect to ISOs, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by the Company.

          (ii) The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or otherwise to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

     (b) Period of Grant of Options. Options may be granted at any time under the Plan, provided that Options which are granted before the Plan has been approved by the stockholders of the Company shall be exercisable only after the Plan is approved by such stockholders. However, no Option shall be granted under the Plan after May 31, 2011.

     (c) Effect of Change in Common Stock. In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of Common Stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares of Common Stock available under the Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan in such manner as it shall deem equitable in its sole discretion.

     (d) Optionees not Stockholders. An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

7. Option Agreement: The Company shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the same time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

8.   Certain Definitions:

     (a) Fair Market Value. As used in the Plan, the term "fair market value" shall mean as of any date:

          (i) if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances,

          (ii) if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or

          (iii) if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

     (b) Subsidiary and Parent. The term "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in Sections 424(f) and (e) of the Internal Revenue Code.

9. Not an Employment Contract: Nothing in the Plan or in any Option or stock option agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

10.  Withholding Taxes:

     (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     (b) In the case of shares of Common Stock that an Optionee receives pursuant to his exercise of an Option which is an ISO, if such Optionee disposes of such shares of Common Stock within two years from the date of the granting of the ISO or within one year after the transfer of such shares of Common Stock to him, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to such Optionee, amounts sufficient to satisfy any withholding tax obligation attributable to such disposition.

     (c) In the case of a disposition described in Section (b), the Optionee shall give written notice to the Company of such disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

11.  Agreements  and  Representations  of  Optionees:

     As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

12.  Administration of the Plan:

     (a) The Plan shall be administered by the Board of Directors or a Committee of the Board of Directors of the Company (the "Committee") consisting of not less than two Directors.

     (b) Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, the times when they shall receive them and the number of shares of Common Stock to be subject to each Option, and other terms relating to the grant of Options.

     (c) Subject to the express provisions of the Plan, the Committee shall have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and, as specified in this Plan, the fair market value of the common stock, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this
          Section 12 shall be conclusive.

     (d) The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised.

     (e) The Committee may require that any Option Shares issued be legended as necessary to comply with applicable federal and state securities laws.

13.  Amendment and Discontinuance of the Plan

     (a) The Board of Directors of the Company may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that the Board of Directors may not without further approval of the stockholders, (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan or which may be purchased by an individual Optionee, (ii) decrease the minimum option price provided in the Plan, or (iii) change the class of persons eligible to receive Options.

     (b) The Company intends that Options designated by the Committee as ISO's shall constitute ISOs under Section 422 of the Code. Should any provision in this Plan for ISO's not be necessary in order to so comply or should any additional provisions be required, the Board of Directors of the Company may amend the Plan accordingly without the necessity of obtaining the approval of the stockholders of the Company.

14. Other Conditions: If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful. At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

15. Approval; Effective Date; Governing Law: The Plan was adopted by the Board of Directors on June 11, 2001 and is to be submitted to stockholders for their approval at the first meeting of stockholders following such date. The Plan shall terminate if not approved by stockholders. The Plan shall be interpreted in accordance with the internal laws of the State of New York.


                                    EXHIBIT B

                              INNODATA CORPORATION
                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors and other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD. Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of the independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.


KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognized that the Company's management is responsible of preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognized that financial management (including the internal audit staff), as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committed is not providing any expert or special assurance as the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

- The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No.61.

- As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No.61; this review will occur prior to the Company's filing of the Form 10-Q

- The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

-    The committee shall:

     - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

     - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     - recommend that the Board take appropriate action to oversee the independence of the outside auditor.

- The Committee, subject to any action that may be taken by the full board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.




                                                                           PROXY

                              INNODATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Innodata Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Tuesday, July 31, 2001, and hereby appoints Jack Abuhoff and Amy R. Agress, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1. Election of Directors:




  / / For all nominees listed below      / / Withhold authority
      (except as indicated)                  to vote for all
                                             nominees listed below




To withhold authority for any individual nominee, strike through that nominee's name in the list below.

     Jack Abuhoff     Charles F. Goldfarb     John R. Marozsan
     Todd Solomon     Abraham Biderman        Haig S. Bagerdjian

2. Approval of the 2001 Stock Option Plan:

     /  /  For     /  /     Against     /  /     Abstain

3. Ratification of the selection of Grant Thornton LLP as independent auditors:

     /  /     For     /  /     Against     /  /     Abstain




THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR APPROVAL OF THE 2001 STOCK OPTION PLAN, FOR SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

          Dated:            , 2001

          Signature(s) of Stockholder
                                     ---------------------

          (Title, if appropriate)
                                  --------------------------

          This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.